                                                                   EXHIBIT 10.57

                                 AMENDMENT TO
                         MATTEL 1990 STOCK OPTION PLAN

     WHEREAS, Mattel, Inc. (the "Company") has properly adopted, effective as of May 10, 1989, and currently maintains the Mattel 1990 Stock Option Plan (the "Plan") for the purpose of promoting the long-term success of the Company;

     WHEREAS, the Company now desires to amend the Plan to increase the number of shares of Capital Stock that may be awarded pursuant to the Plan; and

     WHEREAS, the Company, by action of its Board of Directors, has reserved the right to amend the Plan pursuant to Section 11 thereof, subject in certain instances to the approval of a majority of the Company's shareholders.

     NOW, THEREFORE, pursuant to the authority granted to the Company, the Plan is hereby amended as follows:

1.   AMENDMENT TO SECTION 4.

     Section 4 of the Plan is hereby amended in its entirety by substituting the following therefor:

         "Up to 1% of the outstanding Capital Stock as determined on December 31 of the preceding year shall be available for Awards granted wholly or partly in stock during each calendar year in which the Plan is in effect; provided, however, an additional 3,000,000 and 1,375,000 shares of Capital Stock (collectively, the "Additional Awards") shall be available for such Awards for the years 1993 and 1994, respectively. From time to time, the Board of Directors and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Capital Stock available for issuance pursuant to Awards. Capital Stock related to Awards that are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or in such manner, that all or some of the Capital Stock covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Capital Stock, shall immediately become available for Awards. Any Capital Stock not so used, as well as any unused portion of the percentage limit in any calendar year or of the Additional Award Shares, shall be carried forward and available for Awards in succeeding calendar years."

2.   EFFECTIVE DATE.

     This Amendment shall become effective upon its adoption by the Company's Board of Directors (the "Effective Date"), subject, however, to the approval of a majority of the shareholders of the Company at a meeting held to take such action at which a quorum is present in person or by proxy and entitled to vote.

3.   CONSTRUCTION OF AMENDMENT.

     All of the provisions of this Amendment shall be deemed to be and construed as part of the Plan as of the Effective Date.

4.   THE PLAN.

     Except as provided herein, the Plan shall continue in full force and effect. Unless otherwise defined herein, defined terms used but not defined herein shall have the meaning ascribed to them in the Plan.